                                                                    EXHIBIT A-14


                     CONSENT TO THE ADOPTION OF RESOLUTIONS
                           BY THE SOLE SHAREHOLDER OF
                                SavageALERT, Inc.



                  Pursuant to Section 3 3-698 of the Connecticut Business Corporation Act, the undersigned, being the sole shareholder of SavageALERT, Inc., a Connecticut corporation (the "Corporation"), do hereby (1) consent to and approve of the adoption of the following resolutions and the actions described therein to be taken by the Corporation in lieu of the calling and holding of a special meeting of shareholders, (2) waive any requisite notice thereof, and (3) direct that this consent be filed with the minutes of the meetings of the shareholders:

         RESOLVED: That the amendment of the Certificate of Incorporation of this Corporation as set forth in the following resolution, which has been recommended by the Board of Directors of the Corporation, is hereby authorized, approved and adopted.

         RESOLVED: That Article First of the Certificate of Incorporation be amended its entirety to read as follows:

                  "First. The name of the corporation is EnergyUSA (Connecticut), Inc."

         RESOLVED: That the proper officers of the Corporation be, and they hereby are, authorized and directed to file with the Secretary of the State of Connecticut a Certificate of Amendment reflecting the foregoing resolution.

         Dated as of January 15, 2001.

                            James K. Abcouwer

         President

         Being the sole shareholder
         of the Corporation

                     CONSENT TO THE ADOPTION OF RESOLUTIONS
                          BY THE BOARD OF DIRECTORS OF
                                SavageALERT, Inc.


                  Pursuant to Section 33-749 of the Connecticut Business Corporation Act, the undersigned, being all of the directors of SavageALERT, Inc., a Connecticut corporation (the "Corporation"), do hereby (1) consent to and approve of the adoption of the following resolutions and the actions described therein to be taken by the Corporation in lieu of the calling and holding of a meeting of the Board of Directors, (2) waive any requisite notice thereof, and (3) direct that this written consent be included in the minute book of the proceedings of the Board of Directors of the Corporation:

         RESOLVED: That the amendment of the Certificate of Incorporation of this Corporation as set forth in the following resolution is hereby recommended to the shareholder of the Corporation for approval, and such amendment is hereby authorized, approved and adopted, subject to the approval of the shareholder of the Corporation.

         RESOLVED: That Article First of the Certificate of incorporation be amended in its entirety to read as follows:

                  "First. The name of the corporation is EnergyUSA (Connecticut), Inc."

         RESOLVED: That upon the approval of the amendment by the shareholder of the Corporation, the proper officers of the Corporation be, and they hereby are, authorized and directed to file with the Secretary of the State of Connecticut a Certificate of Amendment reflecting the foregoing resolution.

         Dated as of January 15, 2001.



         James K. Abcouwer
         Donald K Eldert

                             SECRETARY OF THE STATE
                                30 TRINITY STREET
                                 P.O. BOX 150470
                             HARTFORD, CT 06115-0470

         JANUARY 24,2001




         LINDA LYNN
         ENERGYUSA
         707 BLOONFIELD AVE
         BLOOMFIELD, CT 06002-0707


RE:      Acceptance of Business Filing

         This letter is to confirm the acceptance of a filing for the following business:

         SAVAGEALERT, INC.

         Work Order Number: 2001014029-001
         Business Filing Number: 0002206904
         Type of Request: CERTIFICATE OF AMENDMENT
         File Date/Time: JAN 22 2001 08:30 AM
         Effective Date/Time: JAN 22 2001 08:30 AM
         Order Payment Received: 50.00
         Payment Received: 50.00
         Account Balance: .00
         Customer Id: 723686
         Business Id: 0293449



         If applicable for this type of request, a summary of the business information we have on record is enclosed.

         If you would like copies of this filing you must complete a Request for Corporate Copies and submit it with the appropriate fee.

         ELISSA MACMILLAN
         Commercial Recording Division
         860-509-6003

           WORK ORDER NUMBER:2001014029-00l

           BUSINESS FILING NUMBER: 0002206904

           BUSINESS NAME:

           ENERGYUSA (CONNECTICUT), INC.

           BUSINESS LOCATION:

           707 BLOOMFIELD AVE.
           BLOOMFIELD,CT 06002

           MAILING ADDRESS:

           707 BLOOMFIELD AVE.
           BLOOMFIELD,CT 06002

                             SECRETARY OF THE STATE
                                30 TRINITY STREET
                                 P.O. BOX 150470
                             HARTFORD, CT 06115-0470

         JANUARY 26,2001



         **MURTHA CULLINA LLP**
         SAVAGE ALERT
         707 BLOOMFIELD AVE
         BLOOMFIELD, CT 06002-0707


 RE:     Acceptance of Business Filing

         This letter is to confirm the acceptance of the following business fi1ing:

         Business Name:
         ENERGYUSA (CONNECTICUT), INC.

         Work Order Number: 2001017244-002
         Business Filing Number: 0002208276
         Type of Request: REPORT
         File Date/Time: JAN 26 2001 12:56 PM
         Effective Date/Time: JAN 26 2001 12:56 PM
         Work Order Payment Received: 200.00
         Payment Received: 100.00
         Account Balance: .00
         Customer Id: 715884
         Business Id: 0293449

         If applicable for this type of request, a summary of the business information now on our records for this business is enclosed.

         If you would like copies of this filing you must complete a Request for Corporate Copies and submit it with the appropriate fee.

         SHERRI LEMIRE
         Commercial Recording Division
         860-509-6003

         WORK ORDER NUMBER:2001017244-002

         BUSINESS FILING NUMBER: 0002208276

         BUSINESS NAME:

         ENERGYUSA (CONNECTICUT), INC.

         BUSINESS LOCATION:

         707 BLOOMFIELD AVE.
         BLOOMFIELD,CT 06002

         MAILING ADDRESS:

         707 BLOOMFIELD AVE.

         BLOOMFIELD,CT 06002

         PRINCIPAL INFORMATION FOR UP TO THREE PRINCIPALS:

         NAME: JAMES ABCOUWER

         TITLE: PRES

         NAME:DONALD ELDERT

         TITLE: VICE PRESIDENT

         NAME: NINA RAUSCH

         TITLE: ASSISTANT SECRETARY

       * ADDITIONAL ACTIVE PRINCIPALS ARE ALSO ON FILE YOU MUST COMPLETE A REQUEST FOR CORPORATE COPIES WITH THE APPROPRIATE FEE IF YOU NEED TO VERIFY THESE NAMES

         Office of the Secretary of the State of Connecticut


         I, the Connecticut Secretary of the State, and keeper of the seal thereof, DO HEREBY CERTIFY, that


         SAVAGE-ALERT, INC.


         a STOCK corporation under the Connecticut General Statutes was filed in this office on December 30, 1993. The following comprises a list of amendments changing its name as filed in this office as of the date of this certificate:

         AMENDMENTS CHANGING THE NAME TO

         SAVAGEALERT, INC.

         File Date:               August 27, 1998

         Effective Date:          August 27, 1998

         ENERGYUSA (CONNECTICUT), TNC.
         File Date:               January 22, 2001
         Effective Date:          January 22, 2001
         File Time:               08:30 AM
         Effective Time:          08:30 AM
         File Time:               08:30 AM
         Effective Time:          08:30 AM

         Insofar as the records of this office reveal, the corporation is in existence.


                Secretary of the State

                            CERTIFICATE OF AMENDMENT
                                STOCK CORPORATION

                      Office of the Secretary of the State
     30 Trinity Street / P.O. Box 150470 / Hartford, CT 06115-0470 /new/1-97
                            SPACE FOR OFFICE USE ONLY

         1.       NAME OF CORPORATION:

                  Savage -- ALERT, Inc.

         2.       THE CERTIFICATE OF INCORPORATION IS (CHECK A., B. OR C.):

         X  A. AMENDED.

         _____B. AMENDED AND RESTATED.

         _____C. RESTATED.

         3.       TEXT OF EACH AMENDMENT / RESTATEMENT:


                  RESOLVED: That Article FIRST of the Certificate of Incorporation of the corporation be amended in its entirety to read as follows

                  "FIRST. The name of the corporation is SavageALERT, Inc."

                  THE amendment was adopted and approved on July 1, 1998

         4.       VOTE INFORMATION (CHECK A., B. OR C.)

        X         A. THE RESOLUTION WAS APPROVED BY SHAREHOLDERS AS FOLLOWS:

                  (SET FORTH ALL VOTING INFORMATION REQUIRED BY CONN. GEN. STAT.
                  SECTION 33-800 AS AMENDED IN THE SPACE PROVIDED BELOW)

         A.       Designation. Outstanding Shares. Number of Votes

                               No. of        No. of Votes
                             Outstanding     Entitled to                  Votes
           Designation         Shares        to be Cast                 Represented
                Common          6,955               6,955                 6,955


         B.       Voting Results

                  Total Number of Undisputed Votes Cast for the Amendment

           6,955

                  The number of votes cast for the amendment was sufficient for approval.

_____B. THE AMENDMENT WAS ADOPTED BY THE BOARD OF DIRECTORS WITHOUT SHAREHOLDER ACTION. NO SHAREHOLDER VOTE WAS REQUIRED FOR ADOPTION.

_____C. THE AMENDMENT WAS ADOPTED BY THE INCORPORATORS WITHOUT SHAREHOLDER ACTION. NO SHAREHOLDER VOTE WAS REQUIRED FOR ADOPTION.


                                  5. EXECUTION

         Dated this 17th day of August, 1998

         /s/ John J. McGuire, President